Exhibit 10

Domaines Barons de Rothschild (Lafite) SCA
33, rue de la Baume
75008 Paris
France

September 10, 2004

Board of Directors
The Chalone Wine Group, Ltd.
621 Airpark Road
Napa, CA 94558

Gentlemen:

     We are writing on behalf of ourselves (“DBR”), as well as Constellation Brands, Inc. (“CBI”) and Huneeus Vintners LLC (“HVI”, and together with ourselves and CBI, the “Partners”), in reference to the offer letter sent to you on May 17, 2004 (the “Offer Letter”) proposing a business combination transaction to The Chalone Wine Group, Ltd. (the “Company”) and the letters dated June 30, July 31, August 20, August 27, and September 3, 2004 indicating extensions of that offer (the “Extension Letter,” the “Second Extension Letter,” “Third Extension Letter,” “Fourth Extension Letter,” and “Fifth Extension Letter,” respectively).

     The Fifth Extension Letter stated that the proposal contained in the Offer Letter would remain open for your consideration until September 10, 2004. We hereby extend the duration of the proposal until September 17, 2004. The remaining terms of the Offer Letter remain in full force and effect.

Very truly yours,

DOMAINES BARONS DE ROTHSCHILD
(LAFITE) SCA

By:	/s/ Christophe Salin

Christophe Salin / Managing Director

SO ACKNOWLEDGED:

CONSTELLATION BRANDS, INC.

By:	/s/ Thomas J. Mullin

Thomas J. Mullin, Executive Vice
President and General Counsel

HUNEEUS VINTNERS LLC

By:	/s/ Agustin Huneeus

Agustin Huneeus, Manager